As filed with the Securities and Exchange Commission on July 17, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

Under

The Securities Act of 1933

OMNIVISION TECHNOLOGIES, INC.

(Exact name of Registrant as specified in its charter)

Delaware	1341 Orleans Drive	77-0401990
(State or other jurisdiction of incorporation or organization)	Sunnyvale, California 94089-1136 (408) 542-3000	(I.R.S. Employer Identification Number)

(Address, including zip code,

and telephone number, including area code,

of Registrant’s principal executive offices)

Shaw Hong

President and Chief Executive Officer

OmniVision Technologies, Inc.

1341 Orleans Drive

Sunnyvale, California 94089-1136

(408) 542-3000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robert P. Latta, Esq. Mark Baudler, Esq. Robert S. Devens, Esq. Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road Palo Alto, California 94304-1050 (650) 493-9300	Y. Vicky Chou, Esq. OmniVision Technologies, Inc. 1341 Orleans Drive Sunnyvale, California 94089-1136 (408) 542-3000	Gregory M. Gallo, Esq. Peter Astiz, Esq. Sally Rau, Esq. Gray Cary Ware & Freidenrich, LLP 2000 University Avenue East Palo Alto, California 94303-22498 (650) 833-2000

Approximate date of commencement of proposed sale to the public:    As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒  333-106078

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (2)

Common Stock, $0.001 par value	107,209	$38.75	$4,154,348.75	$336.09

(1)	Estimated solely for the purpose of computing the amount of the registration fee. The estimate is made pursuant to Rule 457(o) of the Securities Act of 1933, as amended.

(2)	3,593,750 shares were registered under Registration Statement No. 333-106078. A filing fee of $9,669.00 was previously paid with such earlier registration statement.

Incorporation by reference of

Registration Statement on Form S-3,

Registration Statement 333-106078

We hereby incorporate by reference into this registration statement on Form S-3 in its entirety the registration statement of Form S-3, registration number 333-106078, declared effective on July 16, 2003 by the Securities and Exchange Commission (the “Commission”), including each of the documents we filed with the Commission and incorporated or were deemed to be incorporated by reference therein and all exhibits thereto.

Certification

We hereby certify to the Commission that (i) we have instructed our bank to pay the Commission the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission’s account at Mellon Bank as soon as practicable (but no later than the close of business on July 17, 2003), (ii) we will not revoke such instructions, (iii) we have sufficient funds in the relevant account to cover the amount of such filing fee, and (iv) we will confirm receipt of such instructions by our bank during the bank’s regular business hours no later than July 18, 2003.

Exhibits

The following documents are filed as exhibits to this registration statement:

Exhibit Number	Exhibit Table
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation

23.1	Consent of PricewaterhouseCoopers LLP, Independent Accountants

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1)

24.1(1)	Power of Attorney

(1)	Incorporated by reference to Registrant’s Registration Statement on Form S-3 (File No. 333-106078).

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on the 16th day of July, 2003.

OMNIVISION TECHNOLOGIES, INC.

By:	/s/ SHAW HONG
Shaw Hong President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ SHAW HONG Shaw Hong	President, Chief Executive Officer and Director (Principal Executive Officer)	July 16, 2003

/s/ H. GENE MCCOWN* H. Gene McCown	Vice President of Finance and Chief Financial Officer (Principal Financial and Accounting Officer)	July 16, 2003

/s/ JOSEPH JENG* Joseph Jeng	Director	July 16, 2003

/s/ JOHN T. ROSSI* John T. Rossi	Director	July 16, 2003

/s/ EDWARD C.V. WINN* Edward C.V. Winn	Director	July 16, 2003

/s/ RAYMOND WU* Raymond Wu	Executive Vice President and Director	July 16, 2003

*By: /s/ SHAW HONG Shaw Hong Attorney-in-Fact

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Index to exhibits

Exhibit Number	Exhibit Table
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation

23.1	Consent of PricewaterhouseCoopers LLP, Independent Accountants

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1)

24.1(1)	Power of Attorney

(1)	Incorporated by reference to Registrant’s Registration Statement on Form S-3 (File No. 333-106078).

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